UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 5, 2022 (January 5, 2022)

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-06890	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of registrant's principal executive office)	(Zip code)

(518) 218-2550

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNLH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported on a Current Report on Form 8-K filed by Soluna Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on December 29, 2021, the Company closed an underwritten public offering of 445,714 shares of the Company’s 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, with a $25.00 liquidation preference per share (the “Series A Preferred Stock”), on December 28, 2021 (the “Offering”) pursuant to the underwriting agreement (the “Underwriting Agreement”) entered into with Univest Securities, LLC, as representative of the several underwriters named therein (the “Representative”). Pursuant to the Underwriting Agreement, the Company also granted the underwriters a 45-day option to purchase up to an additional 66,857 shares of Series A Preferred Stock (the “Option Shares”) on the same terms as the shares of Series A Preferred Stock sold in the Offering (the “Over-allotment Option”). On January 3, 2022, the Representative fully exercised the Over-allotment Option, and on January 5, 2022, the Company closed the offering of the Option Shares to the Representative, for aggregate gross proceeds of approximately $1,170,000 less applicable underwriter discounts and other offering fees and expenses. The first dividend on the Option Shares will be paid on January 31, 2022, which will be for a period of less than a full month after the issuance of such shares and will cover the period from January 5, 2022 through January 31, 2022.

In connection with such closing and pursuant to the Underwriting Agreement, the Company issued to the Representative and its designee warrants to purchase up to 3,343 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), representing 5% of the Option Shares issued and sold, at an initial exercise price of $11.011 per share, subject to certain adjustments.

Also on January 5, 2022, the Company issued a press release announcing the issuance of the Option Shares and the closing of such offering. A copy of such press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated in this Item 8.01 by reference.

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company's intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company's future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks that may be included in documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Current Report on Form 8-K, except as required by law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Soluna Holdings, Inc., dated January 5, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2022	SOLUNA HOLDINGS, INC.

	By:	/s/ Jessica L. Thomas
Name: Jessica L. Thomas Title: Chief Financial Officer